Exhibit 99.1

CleanCore Solutions, Inc. (ZONE) Completes Acquisition of Sanzonate Europe, Enhancing Leadership Position within the Industry

- Acquisition Delivers Multi-Million-Dollar Sales Pipeline and Significant Working Capital Without an Equity Raise or Dilution

Omaha, NE, April 17, 2025 - CleanCore Solutions, Inc. (NYSE American: ZONE) (“CleanCore” or the “Company”), developer of patented technology that works as a safe and low-cost replacement for traditional cleaning chemicals, today announced the successful completion of its acquisition of Sanzonate Europe Ltd. (“Sanzonate”), the largest distributor of aqueous ozone cleaning technologies in Europe.

This strategic acquisition strengthens CleanCore’s European market presence, enhances financial performance, and unlocks a multi-million-dollar sales pipeline. The Company expects the transaction to drive immediate revenue growth, bolster profitability, and accelerate its expansion into global markets, all while preserving shareholder value through a capital-efficient financing structure.

Key Advantages:

●	Accelerated Growth: CleanCore gains access to Sanzonate’s network of over 30 distribution partners, unlocking over $20 million in sales opportunities and strengthening market leadership in Europe.

●	Enhanced Profitability: The acquisition eliminates intermediaries, improving gross margins and EBITDA while securing $400,000 in inventory and $258,000 in accounts receivable.

●	Product line expansion: With CleanCore’s large array of sustainable cleaning equipment, Sanzonate will immediately be able to access CleanCore’s diverse product line, adding revenue with existing clientele.

●	Strategic Expansion: Strengthens CleanCore’s presence in Europe, which is expected to enable further growth across Asia and South America, while aligning with global sustainability initiatives.

With the completion of this acquisition, CleanCore believes it is poised to deliver exceptional value to customers, partners, and investors. The integration of Sanzonate’s expertise, leadership, and distribution network is expected to further solidify CleanCore’s position as the global leader in sustainable cleaning solutions.

Clayton Adams, CEO of CleanCore Solutions, stated, “We are thrilled to welcome Sanzonate Europe into the CleanCore family. This acquisition is a pivotal milestone in our journey to becoming the world leader in sustainable cleaning solutions. By expanding our reach and unlocking a multi-million-dollar sales pipeline without requiring an equity capital raise, we expect that this move will drive significant long-term value for our investors. Furthermore, this acquisition is not just about expansion. It’s about leadership. CleanCore is now one of the only vertically integrated aqueous ozone companies operating across both North America and Europe. We’re building a category-defining company in sustainable cleaning.”

The acquisition was financed primarily through a seller-financed promissory note and an earnout structure, minimizing upfront costs and ensuring financial prudence. CleanCore expects this transaction to contribute significantly to its revenue growth, profitability, and global expansion efforts.

About Sanzonate Europe Ltd.

Sanzonate Europe Ltd. is the largest distributor of aqueous ozone cleaning technologies in Europe, providing eco-friendly, chemical-free solutions to major industries across the EU. By utilizing only air and water, Sanzonate’s innovative technologies help reduce waste, eliminate single-use plastics, and lower carbon emissions, offering a cost-effective and sustainable alternative to traditional cleaning methods.

About CleanCore Solutions

CleanCore Solutions, Inc. (NYSE American: ZONE) is dedicated to revolutionizing cleaning and disinfection practices by harnessing the power of its patented aqueous ozone technology. The Company’s mission is to empower its customers with cost-effective, sustainable solutions that surpass traditional cleaning methods. Through innovation and commitment to excellence, CleanCore strives to create a healthier, greener future for generations to come. For more information, please visit https://www.cleancoresol.com/.

Forward Looking Statements

This press release contains information about our views of future expectations, plans, and prospects with respect to CleanCore’s business, financial condition, and results of operations that constitute or may constitute forward-looking statements. Any and all forward-looking statements are based on the management’s beliefs, assumptions, and expectations of CleanCore’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although CleanCore believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. CleanCore does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Forward-looking statements are subject to a number of factors, risks, and uncertainties, some of which are not currently known to us, that may cause CleanCore’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

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